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                                                                       EXHIBIT A

                       EMONS TRANSPORTATION GROUP, INC.

                            A DELAWARE CORPORATION
                            1996 STOCK OPTION PLAN

1.       PURPOSE

                  This 1996 Stock Option Plan, as amended, (the "Plan") is intended to enable Emons Transportation Group, Inc. ("Emons") and its subsidiaries and affiliates to attract, retain, and provide incentives to employees by offering them an opportunity to acquire a proprietary interest in Emons. It is intended that options granted pursuant to Paragraph 5 of the Plan shall constitute and qualify as incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). It is further intended that the options granted pursuant to Paragraph 6 of the Plan shall constitute non-incentive stock options ("Non-Incentive Options", together with the Incentive Options being sometimes hereinafter referred to as "Options"). It is additionally intended that limited rights may be granted pursuant to Paragraph 8 of the Plan simultaneously and in connection with certain Options (the "Rights").

2.       ADMINISTRATION OF THE PLAN

                  Subject to the terms and provisions of the Plan, the Plan shall be administered by the Management Compensation Committee of the Board of Directors of Emons (the "Committee") which shall consist of three or more directors or such fewer number of directors as may be permitted by the By-Laws of Emons and applicable law. While serving on the Committee, no member of the Committee shall be eligible to receive an Option or Right under the Plan or any other plan of Emons or any of its Parents and Subsidiaries (as hereinafter defined) which entitles participants therein to acquire stock, stock Options, or stock appreciation rights of Emons or any of its Parents or Subsidiaries. No person shall serve on the Committee if within one year prior to commencing such service such person was eligible to participate in the Plan or any of such other plans. Membership on the Committee, however, shall not adversely affect any rights or options granted to such person prior to being appointed to the Committee.

                  The Committee shall from time to time designate from among the Eligible Employees (as hereinafter defined) the persons whom the Committee in its discretion recommends to receive Options and Rights under the Plan. The Committee may issue, subject to the terms and provisions of the Plan, Incentive or Non-Incentive Options, or both, to Eligible Employees. Subject to the terms and provisions of this Plan, the Committee shall indicate the number of shares of Option Stock (as hereinafter defined) to be subject to such Options and Rights and the other terms and conditions of such Options and Rights. In designating the persons to whom Options and Rights should be granted under the Plan and in determining the number of shares and other terms and conditions of such Options (including under what conditions any Rights granted may be exercised), the Committee shall take into account the duties of the person, his past, present, and potential future contributions to the business of Emons and its Parents and Subsidiaries (as hereinafter defined), and such other factors as the Committee shall deem relevant. For the purposes of the Plan, the terms "Parent" and "Subsidiary" shall have the meanings given the terms "parent corporation" and "subsidiary corporation," respectively, by Section 424 of the Code.

                  The Committee shall have the authority to interpret and administer the Plan as it may deem advisable and to make determinations which shall be final, binding and conclusive upon all persons (including without limitation, officers, employees and stockholders of Emons and any Parents and Subsidiaries of Emons). No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Right granted under it.

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3.       ELIGIBILITY

                  Every person who now or hereafter becomes an officer or employee (whether or not a director) of Emons or any Parent or Subsidiary of Emons, including any person who as a condition to the grant of an Option or Right under the Plan becomes an officer or employee, shall be eligible to receive an Option or Right under the Plan by designation of the Committee. Such persons are referred to herein collectively as the "Eligible Employees". No person shall be disqualified from receiving an Option or Right under the Plan solely because such person already holds an option to purchase securities of Emons or of a Parent or Subsidiary of Emons, or stock appreciation rights with respect to any such securities, whether granted pursuant to the Plan or otherwise. No director of Emons or a Parent or Subsidiary of Emons shall be eligible to receive an Option or Right under the Plan unless such director is also a full-time salaried officer or employee of such corporation.

4.       STOCK SUBJECT TO OPTIONS

                  The stock subject to the Plan (the "Option Stock") shall be shares of Emons' Common Stock, $.01 par value (the "Common Stock"). The Option Stock may be authorized but unissued shares of Common Stock or Common Stock held in the treasury of Emons from time to time. Subject to adjustment in accordance with Paragraph 10 of the Plan, the aggregate number of shares of Common Stock which may be issued or issuable under Options outstanding at any one point in time shall not exceed 500,000 shares. If an Option or Right together with any related right granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Option Stock under such expired or terminated Option shall (unless the Plan has been terminated) be added to the shares otherwise available to be issued under Options granted under the Plan.

                  The Board of Directors is hereby authorized by certificate of amendment of the certificate of incorporation of Emons under Section 242 of the General Business Corporation Laws of the State of Delaware (or any successor provision of law) to increase from time to time the number of authorized shares of Common Stock to such number as will be sufficient, when added to the previously authorized but unissued shares of Common Stock, to satisfy any obligation to issue shares of Common Stock upon the exercise of Options granted under the Plan.

5.       TERMS AND CONDITIONS OF INCENTIVE OPTIONS

                  Each Incentive Option granted under the Plan shall be evidenced by a written option agreement, in such form as the Committee shall approve, to be executed by an authorized officer of Emons and by the person designated by the Committee to receive the Option. The option agreement shall contain the following terms and conditions, the applicable terms and conditions set forth in Paragraph 7, and such other terms and conditions, not inconsistent with the Plan, as the Committee in its sole discretion shall deem necessary or desirable:

                  (a) Number of Shares. Each Incentive Option shall state the total number of shares of Option Stock that may be purchased upon exercise of the Incentive Option in accordance with its terms. No Incentive Option shall permit the purchase or issuance of fractional shares.

                  (b) Price. Each Incentive Option shall state the price per share of Option Stock payable upon any full or partial exercise of such Incentive Option. Such price per share shall not be less than 100% of the fair market value (as hereinafter defined) of a share of Option Stock at the time the Incentive Option is granted, provided, that, if the person to whom the Incentive Option is granted owns, at the time the Incentive Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of Emons or a Parent or Subsidiary of Emons, then the price per share shall not be less than 110% of the fair market value (as

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hereinafter defined) of a share of Option Stock at the time the Incentive Option is granted. For purposes of this and other paragraphs of the Plan, "fair market value" of a share of stock shall be the mean of the closing dealer "bid" and "ask" prices for a share of such stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the day for which fair market value is being determined, or, if such stock is listed on a recognized stock exchange or exchanges, the "fair market value" of a share of such stock shall be the highest closing price of such stock on such exchange or exchanges on the day for which fair market value is being determined. If no price is reported by NASDAQ or such exchange or exchanges for the day for which fair market value is being determined, then the "fair market value" of a share of such stock shall be the mean of the closing dealer "bid" and "ask" prices or the highest closing price, as the case may be, on the next preceding day for which such prices were reported. If the price of the Option Stock is not regularly reported by the NASDAQ or if such stock is not listed on any recognized stock exchange, fair market value of a share of stock shall be the mean of the "bid" and "ask" prices for a share of such stock quoted by the National Quotation Bureau quoted for the day for which fair market value is being determined, or, if no such quote is available, on the most recent preceding day for which fair market value is being determined or, if no such quote is available on the most recent succeeding day for which fair market is being determined or, if no such quote is available, fair market value will be determined by the Committee which determination shall be final and binding on all parties. Subject to the foregoing provisions of this subparagraph, the Committee, in fixing the price per share of the Option Stock under an Incentive Option, shall have full authority and discretion and be fully protected in doing so. In determining stock ownership for purposes of the second sentence of this subparagraph, a person will be considered the owner of stock in accordance with the provisions of Section 424 of the Code (or any successor provision of law) and will be deemed to have exercised all then outstanding stock options granted to him to acquire the stock of Emons or a Parent or Subsidiary of Emons, whether or not such stock options were granted under the Plan.

                  (c) Transferability and Right to Exercise. Each Incentive Option granted under the Plan shall provide by its terms that (i) it cannot be transferred by the person to whom granted otherwise than by will or the laws of descent and distribution and (ii) during the lifetime of the person to whom granted, the Incentive Option is exercisable only by such person.

                  (d) Limitation on Incentive Options to One Person in any Calendar Year. The maximum amount of stock for which the Committee may grant to any one Eligible Employee Incentive Options which first became exercisable in any one calendar year under the Plan and all other plans of Emons and its Parents and Subsidiaries shall be the number of shares of stock the aggregate fair market value of which (determined as of the time each option is granted) equals $100,000.

                  (e) Limitation on Time to Exercise Incentive Option. Notwithstanding Paragraph 7(a) and any other provisions of the Plan to the contrary, and subject to the further limitation set forth in the next succeeding sentence of this subparagraph, each Incentive Option granted under the Plan shall provide by its terms that it may not be exercised after ten years after the date such Incentive Option is granted. If the person to whom an Incentive Option is granted under the Plan owns, at the time the Incentive Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of Emons or a Parent or Subsidiary of Emons, then the Incentive Option granted under the Plan shall provide by its terms that it may not be exercised after five years after the date such Incentive Option is granted.

6.       TERMS AND CONDITIONS OF NON-INCENTIVE OPTIONS

                  Each Non-Incentive Option granted under the Plan shall be evidenced by a written option agreement, in such form as the Committee shall approve, to be executed by an authorized officer of Emons and by the person designated by the Committee to receive the Non-Incentive Option. The option agreement shall contain the following terms and conditions, the applicable terms and conditions set forth in Paragraph 7, and such other terms and conditions, not inconsistent with the Plan, as the Committee in its sole discretion shall deem necessary or desirable:

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                  (a) Number of Shares. Each Non-Incentive Option shall state the total number of shares of Option Stock that may be purchased upon exercise of the Non-Incentive Option in accordance with its terms. No Non-Incentive Option shall permit the purchase or issuance of fractional shares.

                  (b) Price. Each Non-Incentive Option shall state the price per share of Option Stock payable upon any full or partial exercise of such Non-Incentive Option. Such price per share shall not be less than 100% of the fair market value (as defined in Paragraph 5) of a share of Option Stock at the time the Non-Incentive Option is granted. Subject to the foregoing provision of this subparagraph, the Committee, in fixing the price per share of the Option Stock under a Non-Incentive Option, shall have full authority and discretion and be fully protected in doing so.

                  (c) Limitation on Time to Exercise Non-Incentive Option. Notwithstanding Paragraph 7(a) and any other provisions of the Plan to the contrary, each Non-Incentive Option granted under the Plan shall provide by its terms that it may not be exercised after ten years and one month after the date such Non-Incentive Option is granted.

7.       GENERAL TERMS AND CONDITIONS OF OPTIONS

                  (a) Time of Exercise. Except as otherwise provided in Paragraph 7 of the Plan, Options granted under the Plan shall become exercisable at such time or times and into such amounts of Option Stock for which any such Options are granted as may be determined by the Committee in its sole discretion, subject to the terms and conditions of the Plan. Notwithstanding the preceding sentence, the Committee may provide that, except as otherwise provided in Paragraph 10 of the Plan, an Option may not be exercised in any year for more than a certain percentage of the Option Stock issuable thereunder, conditioned upon the Option holder's continued employment by Emons or a Parent or Subsidiary of Emons. However, no Option granted under the Plan may be exercisable for less than 100 shares of Option Stock at a time (or the remaining shares then issuable under the Option, if less than 100).

                  (b) Termination of Employment. Each Option and Right granted under the Plan shall provide that, if the Option or Right holder's employment by Emons or a Parent or Subsidiary of Emons shall terminate for any reason other than death, disability or cause, Options and Rights shall be exercisable only as to those shares of Option Stock which were immediately purchasable by him at the date of termination, in which case, notwithstanding any other provision of the option agreement, the Option or Right shall expire on the earlier of (i) its stated expiration date or (ii) a day three months after the date that the Option or Right holder's employment terminates, or, if the employment terminates because the Option or Right holder's death or disability, a day one year after the date the employment terminates. If an employee is discharged for cause, all rights under his Options or Rights shall expire upon termination. From the termination of the Option or Right holder's employment until the Option's or Right's expiration on the date specified by the preceding sentences, the Option or Right may be exercised only to the extent and for the number of shares for which the Option or Right could have been exercised on the date employment terminated. Notwithstanding any provision of the Plan or an option agreement to the contrary, the purchase price for Option Stock issued upon the exercise of an Option after the termination of the Option holder's employment may only be paid in full upon exercise and in cash or by certified check. For purposes of this Plan, an individual shall be considered disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.

                  (c) Method of Exercise. Subject to the terms and conditions of the applicable option agreement, an Option may be exercised by delivering written notice to Emons at its then principal office. Such notice shall be signed by the person entitled to exercise the Option under the terms of the Plan and shall state (i) the election to exercise the Option, (ii) the number of shares of Option Stock in respect of which it is being

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exercised, and (iii) if the Option provides alternative methods of paying the purchase price for the shares of Option Stock, the method of payment to be utilized in connection with such exercise.

                  (d) Payment of the Purchase Price. Except as otherwise permitted by this subparagraph, the purchase price of Option Stock shall be payable in full in cash or by check upon an exercise of an Option granted under the Plan and shall be delivered with the written notice of exercise. If the Committee in its sole discretion deems it necessary or advisable to further the purposes of the Plan, the purchase price may also be payable, at the election of the Option holder, by one or more of the following methods:

                           i) by delivering with the notice of exercise certificates for stock of Emons having an aggregate fair market value (as determined pursuant to Paragraph 5(b)), as of the date the notice is received by Emons, equal to the purchase price of the Option Stock for which the Option is being exercised, or

                           ii) by delivering any combination of cash or check and certificates for stock of Emons equal in the aggregate to the purchase price of the Option Stock for which the Option is being exercised.

                  (e) Securities Act Representations. Each option agreement entered into pursuant to the Plan shall provide that, if counsel to Emons shall deem it necessary, the Option holder shall deliver a certificate to Emons, in connection with each exercise of the Option, stating that he or she is purchasing the Option Stock for investment purposes only and not with a view to the distribution thereof and containing such other provisions as counsel to Emons shall deem necessary or appropriate.

                  (f) Certificates for Option Stock. Each Option shall provide that certificates for Option Stock for which an Option has been exercised shall not be issued until receipt of full payment of the purchase price for such Option Stock. Shares of Option Stock, and the certificates therefor, shall be issued in the name of the person who is entitled at the time to exercise the Option, or, if such person is the original Option holder and so elects, in the name of such person and another person as joint tenants with rights of survivorship.

                  (g) Legend. If deemed necessary or appropriate by Emons and its counsel, each certificate representing the shares of Option Stock issuable upon exercise of the Options may be stamped or otherwise imprinted with a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

                  (h) Conditions to Grant. The Committee may grant Options under the Plan which by their terms provide that the grant of the Options will only become effective upon the satisfaction of certain specified conditions. For example, the Committee may grant an Option to a person whom the Committee believes will be an employee of Emons or a Parent or Subsidiary of Emons, which grant does not become effective until such person becomes an employee of such corporation.

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8.       RIGHTS

                  (a) Grant of Rights. The Committee may grant Rights to Eligible Employees from time to time, subject to the terms and conditions, if any, as the Committee may determine are necessary and appropriate, simultaneously with the grant of any Option with respect to any or all shares of Option Stock covered by any such Option.

                  (b) Terms of Rights. Effective upon the Board of Directors' approval of an Extraordinary Transaction (as defined in Paragraph 10), other than a tender offer, the commencement of a tender offer, or the occurrence of a Substantial Change in Ownership (as defined in Paragraph 10), and if, in the opinion of counsel to Emons, any profit which would be realized by an officer of Emons upon the disposition of Option Stock in connection with such Extraordinary Transaction or in connection with the disposition of Option Stock at the time of a Substantial Change of Ownership would inure to Emons pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, then such officer may, at any time prior to the consummation of the Extraordinary Transaction (which, in the case of a tender offer, shall be the date when the tendered shares which are to be accepted has been determined), or promptly after such Substantial Change in Ownership, surrender to Emons any then outstanding Option (in connection with which a Right has been granted) granted under the Plan and held by such officer in exchange for consideration, payable in cash, equal to (i) the positive difference of the Transaction Price (as hereinafter defined) minus the price per share of Option Stock payable pursuant to the applicable option agreement upon the exercise of the Option, multiplied by (ii) the number of shares of Option Stock subject to the unexercised portion of the surrendered Option (in connection with which a Right has been granted). "Transaction Price" shall mean the aggregate of the amount of cash and the fair market value of other consideration which would be receivable: (i) on the date on which an officer would dispose of Option Stock in the applicable Extraordinary Transaction for each share of Option Stock; or (ii) if such Option Stock was sold at the highest price on the date on which an officer would dispose of Option Stock after the effective date of a Substantial Change in Ownership.

                  (c) Time of Exercise. In no event shall a Right be exercisable in whole or in part before the expiration of six months from the date of grant of such Right.

9.       TIME OF GRANT

                  Emons shall not be deemed to have completed all action necessary to offer an Option under the Plan until an option agreement meeting the requirements of the Plan has been duly executed and delivered by an authorized officer of Emons and the Eligible Employee to whom such Option is granted. Notwithstanding the preceding sentence, if an option agreement provides that the grant of the Option is effective only upon the satisfaction of one or more conditions, other than stockholder approval of the Plan or an amendment thereto, then the time such Option is granted shall be the date all such conditions have been satisfied. If the grant of the Option is effective only upon the approval by Emons' stockholders of the Plan or an amendment thereto, and such approval is obtained, then the date of grant of the Option shall be determined as if the Option had not been subject to such approval.

10.      ADJUSTMENTS FOR CAPITAL CHANGES

                  Subject to any required action by the stockholders of Emons, if at any time while one or more Options granted under the Plan are outstanding, the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of Emons or a Parent or Subsidiary of Emons through stock dividend, stock split, reverse stock split, stock combination, reclassification, reorganization, merger, or consolidation, the Committee shall equitably adjust the number, kind, and purchase price of the shares subject to the then unexercised portion of each Option so that the Option holder shall be entitled to purchase, of the same aggregate purchase price then payable under the Option with respect to the then

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unexercised portion, the number of shares which the Option holder would have received, as a result of the capital change, for the shares of Common Stock that he would have acquired by exercising the unexercised portion of the Option immediately prior to such capital change.

                  If the Board of Directors of Emons approves or authorizes the dissolution or liquidation of Emons, or the reorganization, merger or consolidation of Emons with one or more corporations as a result of which neither Emons nor a Parent or Subsidiary of Emons is the surviving corporation, or the sale of all or substantially all the assets of Emons other than to a Parent or Subsidiary of Emons, or if a tender offer for the Common Stock (or any other capital stock of Emons or a Parent or Subsidiary of Emons for which all the Common Stock has heretofore been exchanged or into which it has been changed (the "Recapitalized Stock")) shall commence, or, if during any twelve month period, a majority of the directors of the Board of Directors of Emons are replaced with newly elected individuals, or such existing directors cease to constitute a majority of the Board of Directors of Emons, unless such new directors were nominated by the management of Emons, (each of the foregoing being referred to hereinafter as an "Extraordinary Transaction"), or, if, after the adoption of the Plan, any individual, corporation, other entity or any group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), which is unaffiliated with Emons or a Parent or Subsidiary of Emons other than as a stockholder of Emons, acquires, directly or indirectly, within any twelve-month period shares of the Common Stock or any class of Recapitalized Stock with full voting rights (excluding any shares issued in any acquisition or reorganization in which Emons is the surviving corporation or in control of the surviving corporation and any shares issued by Emons in a public or private offering), such that such individual, corporation, other entity or group becomes, directly or indirectly, after the adoption of the Plan, the holder of Common Stock or such Recapitalized Stock representing 25 percent or more of the then current ordinary voting power of Emons' stock or a Parent's stock (a "Substantial Change in Ownership"), then, effective upon the Board of Directors' approval of the Extraordinary Transaction (other than a tender offer), the commencement of the tender offer, or the occurrence of the Substantial Change in Ownership, as the case may be, the time when each then outstanding Option granted under the Plan may be exercised shall automatically be accelerated so that each holder thereof may exercise his or her Options in full or in any part prior to the consummation of the Extraordinary Transaction or promptly after a Substantial Change in Ownership. For the purposes of determining if a Substantial Change in Ownership has occurred, an individual, corporation, other entity or group, other than any acquiring individual, corporation, entity or group, shall not be deemed to hold any Common Stock or Recapitalized Stock issuable upon the conversion of any convertible securities of Emons or a Parent or Subsidiary of Emons or upon the exercise of any Option or warrant for or other right to purchase Common Stock or Recapitalized Stock unless such Common Stock or Recapitalized Stock has actually been issued upon conversion or exercise. Where any Option, the exercise date of which has been accelerated pursuant to this paragraph, is thereafter exercised, the purchase price for the Option Stock issued upon such exercise may be paid in any manner and upon the terms permitted by the applicable option agreement. If, in connection with any dissolution, liquidation, reorganization, merger or consolidation any of which is deemed to be an Extraordinary Transaction, any outstanding Option is not exercised or surrendered as provided herein prior to the consummation of the Extraordinary Transaction then each such Option shall terminate upon the consummation of the Extraordinary Transaction unless provision is made in connection with such Extraordinary Transaction for the assumption of the unexercised portion of such outstanding Option by, or the substitution for such unexercised portion of the Option of a new Option granting the right to purchase stock of, the surviving corporation in such Extraordinary Transaction, or a Parent or Subsidiary of the surviving corporation, with appropriate adjustments as to number and kind of shares and prices.

                  The Committee's determination as to adjustments to be made pursuant to this paragraph 10 shall be final, binding and conclusive. No fractional shares of any stock of Emons shall be issued or issuable under any Option as a result of any adjustment pursuant to this paragraph. Any fractional share which would otherwise become subject to an Option shall be eliminated.

                  Except as provided expressly in the Plan: (i) no holders of an Option granted under the Plan shall acquire any rights by reason of the negotiation or consummation of any transaction which might give rise to an adjustment, acceleration or surrender right pursuant to this paragraph; (ii) any such transaction shall not in any manner affect, or give rise to an adjustment with respect to, the number or price of shares of Option Stock

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subject to an Option granted under the Plan; and (iii) the grant or existence of an Option under the Plan shall not in any manner affect the ability of Emons or a Parent or Subsidiary of Emons to enter into any such transaction.

11.      RIGHTS AS A STOCKHOLDER

                  No holder of an Option granted under the Plan shall have any rights as a stockholder with respect to any shares of Option Stock subject to such Option until the date a stock certificate for any such shares is issued to such holder.

12.      REGISTRATION

                  Nothing in the Plan shall be construed to require Emons to register the Option Stock or any other shares of its stock under the Securities Act of 1933, as amended, or under any applicable state securities or Blue Sky law.

13.      STATUS OF OPTION STOCK

                  Upon the issuance of shares of Option Stock in accordance with the Plan and the applicable option agreement, such shares shall be validly issued. Upon the payment in full of the purchase price of such shares of Option Stock, such shares shall be fully paid and non-assessable.

14.      NO OBLIGATION TO EXERCISE OPTION

                  The grant of an Option shall impose no obligation on the Option holder to exercise the Option.

15.      ELIGIBILITY FOR OTHER PLANS

                  The fact that a person is eligible to receive, or has received, an Option under the Plan shall not affect his eligibility to participate in any other Option or incentive plan now or hereafter instituted or maintained by Emons or a Parent or Subsidiary of Emons.

16.      USE OF PROCEEDS

                  The proceeds received by Emons from the sale of Option Stock pursuant to any Option granted under the Plan may be used for general corporate purposes.

17.      AMENDMENTS TO THE PLAN

                  The Board of directors of Emons may from time to time, to the extent permitted by applicable law, amend, suspend, or discontinue the Plan, provided, however, that the Board may not take any action which would affect outstanding Options or any unexercised rights under outstanding Options, except to the extent permitted expressly by the Plan, or which would result in the failure of outstanding Incentive Options to meet the requirements for incentive stock options under Section 422 of the Code. In addition, except as provided in paragraph 10 of the Plan, the Board may not, without the approval of the stockholders of Emons entitled to vote thereon:

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                  (a)      increase the total number of shares for which Options
may be granted under the Plan in the aggregate or to any one person;

                  (b) change the minimum purchase price for shares subject to Option;

                  (c) change the designation of the class of persons eligible to receive Options under the Plan;

                  (d) permit any member of the Committee to receive an Option under the Plan;

                  (e) permit an Option to be exercised earlier than one year after it is granted;

                  (f)      extend the termination date of the Plan; or

                  (g) take any other action with respect to the Plan which under the Code would be deemed the adoption of a new plan.

18.      TERM OF THE PLAN

                  The Plan shall terminate ten years after the Plan is adopted by the Board of Directors, and no Option may be granted under the Plan after such termination.

19.      APPROVAL BY STOCKHOLDERS

                  The Plan shall become effective upon the authorization of the Plan at a meeting of stockholders by the vote of the holders of a majority of all outstanding shares of Emons entitled to vote on the matter. Any Options granted under the Plan prior to such approval by the stockholders shall be granted subject to such approval, and such approval shall be deemed a condition to the effectiveness of the grant of such Option.

20.      PLAN, OPTIONS AND RIGHTS SUBJECT TO APPLICABLE LAW

                  The Plan and all Options and Rights granted pursuant to it are subject to all applicable laws, rules and regulations of governmental authorities. Notwithstanding any provisions of the Plan or any option agreement to the contrary, no Option holder shall be entitled to exercise his Option, or Right or any other right under the applicable option agreement, and Emons shall not be obligated to issue any shares of Option Stock to such holder or to take any other action under the applicable option agreement, if such exercise, issuance or other action would constitute a violation of any law, rule, or regulation of a governmental authority applicable to the Option holder or Emons or of any order, judicial decision, or material agreement to which Emons is a party or by which it is bound. The Plan will be administered in accordance with and governed by the laws of the State of Delaware.

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